                                                                       EXHIBIT A

                                CREDIT AGREEMENT

                  THIS CREDIT AGREEMENT, dated as of July 31, 1996, is by and between Diversified Opportunities Group Ltd., an Ohio limited liability company (the "Borrower"), and RICHARD E. JACOBS, an individual (the "Lender"). Capitalized terms used herein are defined in Section 7.1 hereof.

                                    ARTICLE I
                                    ---------

                                REVOLVING CREDIT

                  Section 1.1 REVOLVING CREDIT. Lender hereby establishes for Borrower the following revolving credit (the "Revolving Credit") pursuant to which on the terms and subject to the conditions and provisions hereof (including, without limitation, the provisions of Section 6.15) Lender agrees to make loans (each a "Revolving Loan" and, collectively, the "Revolving Loans") to Borrower on a revolving basis at any time and from time to time from the date hereof to the Termination Date.

                  (a) AMOUNT. The amount of the Revolving Credit is thirty million dollars ($30,000,000), but that amount shall be automatically reduced from time to time when the revolving credit amount available to Lender under the First Bank Credit Agreement is reduced as provided in Section 2.14 of the First Bank Credit Agreement.

                  (b) TERM. The Revolving Credit shall remain in effect until the Termination Date, during which period Borrower may, subject to Section 6.15 hereof and the other terms and conditions of this Agreement, borrow, repay, and reborrow in accordance with the terms hereof, provided, that no Revolving Loan will be made in any amount which, after giving effect thereto, would cause the aggregate amount of all Revolving Loans then outstanding to exceed the Revolving Commitment Amount.

                  (c) REVOLVING COMMITMENT FEE. Borrower shall pay to Lender fees in an amount equal to $75,000 per annum for the period from the date of execution of this Agreement to the first day of the Term-Out Period (as defined in the First Bank Credit Agreement). Such fees are payable annually in advance on the date hereof and on each anniversary of the date hereof occurring prior to the first day of the Term-Out Period. Borrower shall also pay to Lender fees in an amount equal to .25% of the unpaid principal amount of all Revolving Loans as of the first day of the Term-Out Period and as of the first and second anniversaries thereof, payable in advance on each such date.

                  (d) PROCEDURE FOR REVOLVING LOANS. Whenever Borrower desires to obtain a Revolving Loan, Borrower shall give Lender an appropriate notice to be in form and detail satisfactory to Lender (a "Credit Request"). The Credit Request shall be given to Lender not later than 10:00 a.m. (Cleveland, Ohio time) on the


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sixth Business Day prior to the requested Revolving Loan Date, and shall either be made in writing or orally and, if orally, immediately confirmed in writing. Each Revolving Loan shall be in a minimum amount of $100,000 or, if more, an integral multiple thereof. Unless the Lender determines that any applicable condition specified in Article III has not been satisfied, the Lender will make available to Borrower in immediately available funds not later than 5:00 p.m. (Cleveland, Ohio time) on the requested Revolving Loan Date the amount of the Revolving Loan.

                  (e)  TERMS AND CONDITIONS.

                  (i) Each Revolving Loan shall be in the principal amount requested by Borrower, provided, that in no event shall the aggregate principal balance of all Revolving Loans at any one time outstanding exceed the amount of the Revolving Commitment Amount.

                  (ii) Within two Business Days following its receipt of a Credit Request, the Lender shall establish and set forth on a schedule (each, a "Revolving Loan Schedule") the stated maturity date, the interest rate and the repayment terms applicable to the requested Revolving Loan and shall communicate, either orally or in writing, the same to Borrower. Upon its receipt of such information, Borrower shall thereafter have twenty-fours hours to revoke its Credit Request. If Borrower fails to notify Lender, in writing, of its decision to revoke its Credit Request, Borrower shall be deemed to have affirmed its Credit Request on the terms set forth on the applicable Revolving Loan Schedule.

                  (f) REVOLVING NOTE. Upon execution of this Agreement, Borrower shall execute and deliver to Lender a Revolving Note in the form and substance of Exhibit A attached to this Agreement. Lender shall from time to time attach as an allonge to the Revolving Note each Revolving Loan Schedule. Each such Revolving Loan Schedule shall be prima facie evidence of the date and amount of the Revolving Loan so indicated. The Lender shall enter in its ledgers and records the amount of each Revolving Loan and the payments made thereon, provided, however that the failure by the Lender to make any such entry or any error in making such entry shall not limit or otherwise affect the obligation of the Borrower hereunder and on the Revolving Note, and, in all events, the principal amounts owing by the Borrower in respect of the Revolving Note shall be the aggregate amount of all Revolving Loans made by the Lender less all payments of principal thereof made by the Borrower. Upon a request of Borrower, the Lender shall provide to the Borrower a copy of a schedule on which is set forth the Lender's record of such Revolving Loans and payments.

                  (g) PREPAYMENTS. Each Revolving Loan Schedule shall set forth the rights, if any, of Borrower to prepay, whether in

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whole or in part and whether without premium or penalty, a particular Revolving
Loan.

                  (h) INCREASED COST. If Lender makes any payment contemplated by Section 2.22, 2.24 or 2.25 of the First Bank Credit Agreement, Borrower shall reimburse Lender its pro rata share of such amount or amounts on the basis of the total principal amount outstanding under this Credit Agreement and the total principal amount outstanding under the First Bank Credit Agreement.

                                   ARTICLE II
                                   ----------

                         REPRESENTATIONS AND WARRANTIES

                  To induce the Lender to enter into this Agreement and to make Revolving Loans hereunder, the Borrower represents and warrants to the Lender:

                  Section 2.1 ORGANIZATION, EXISTENCE, ETC.. The Borrower is a limited liability company duly organized, validly existing and in full force and effect under the laws of the State of Ohio, and has all power and authority necessary to execute, deliver and perform the Borrower Loan Documents; Gary L. Bryenton and Jeffrey P. Jacobs as Trustees under The Opportunities Trust Trust Agreement dated February 1, 1996, and Jacobs Entertainment Ltd. are the sole members of Borrower; and the Borrower Loan Documents have been duly executed and delivered by and on behalf of the Borrower by a duly authorized representative of Borrower so as to constitute the Borrower Loan Documents the valid and binding obligations of the Borrower, enforceable against Borrower in accordance with their respective terms.

                  Section 2.2 NO CONFLICT; NO DEFAULT. The execution, delivery and performance by the Borrower of the Borrower Loan Documents will not (a) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to Borrower, (b) violate any provision of the articles or organization or the operating agreement of Borrower, or (c) result in a breach of or constitute a default under any material indenture, loan or credit agreement or any other material agreement, lease or instrument to which Borrower is a party or by which Borrower or any of Borrower's properties may be bound or result in the creation of any lien thereunder. Borrower is not in default under or in violation of any such law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation would have a

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material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of Borrower.

                  Section 2.3 GOVERNMENT CONSENT. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of Borrower to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, the Borrower Loan Documents, which has not been secured, except for any necessary filing or recordation of or with respect to the Borrower Loan Documents.

                                   ARTICLE III
                                   -----------

                              CONDITIONS PRECEDENT

                  Section 3.1 CONDITIONS PRECEDENT TO ALL REVOLVING LOANS. The obligation of the Lender to make any Revolving Loans hereunder shall be subject to the fulfillment of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Article II shall be true and correct on and as of the date hereof and on the date of each Revolving Loan with the same force and effect as if made on such date.

                  (b) NO DEFAULT. No Event of Default (as defined in Section 5.1 hereof) shall have occurred and be continuing on the date hereof and on the date of each Revolving Loan no Default or Event of Default will exist after giving effect to the Revolving Loan made on such date.

                  (c) DELIVERIES. The Lender shall have received the Revolving Note duly executed by the Borrower dated the date hereof and shall have received such other documents (including, without limitation, financial statements, certificates regarding factual matters and legal opinions) as Lender may reasonably request.

                  (d) COMPLIANCE. The Borrower shall have performed and complied in all material respects with all agreements, terms and conditions contained in this Agreement to be performed or complied with at or prior to the time of the Revolving Loan Date.

                  (e) OTHER MATTERS. All instruments and agreements in connection with the transactions contemplated by this Agreement shall be satisfactory in scope, form and substance to the Lender and its counsel, and the Lender shall have received all information and copies of all documents as the Lender or its counsel may have requested in connection therewith, such

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documents where appropriate to be certified by proper authorities.

                  (f) FEES AND EXPENSES. The Lender shall have received all fees and other amounts due and payable by the Borrower on or prior to the date of such Revolving Loan, including the reasonable fees and expenses of counsel to the Lender.

                  (g) NOTICES AND REQUESTS. The Lender shall have received the Borrower's request for such Revolving Loan as required under Section 1.1(d).

                                   ARTICLE IV
                                   ----------

                                    COVENANTS

                  Until any obligation of the Lender hereunder to make the Revolving Loans shall have expired or been terminated and the Revolving Note and all of the other Obligations have been paid in full, unless the Lender shall otherwise consent in writing:

                  Section 4.1 DELIVERIES. From time to time, Borrower shall deliver to Lender such information regarding the business, operation and financial condition of Borrower as Lender may reasonably request.

                  Section 4.2 BOOKS AND RECORDS. Borrower will keep adequate and proper records and books of account in which full and correct entries will be made of its dealings, business and affairs.

                  Section 4.3 COMPLIANCE. Borrower will comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject; provided, however, that failure so to comply shall not be a breach of this covenant if such failure does not have, or is not reasonably expected to have, a materially adverse effect on the properties, business, prospects or condition (financial or otherwise) of Borrower and Borrower is acting in good faith and with reasonable dispatch to cure such noncompliance.

                  Section 4.4 MAINTENANCE OF EXISTENCE. Borrower shall at all times during the term of this Agreement maintain its existence as a limited liability company in full force and effect under the laws of the State of Ohio. No member of Borrower may withdraw as a member of Borrower and no member of Borrower shall sell, transfer, encumber, convey or assign all or any portion of its interest in Borrower.

                  Section 4.5 FURTHER ASSURANCES. Borrower shall promptly correct any defect or error that may be discovered in

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any Borrower Loan Document or in the execution, acknowledgment or recordation thereof. Promptly upon request by Lender, Borrower also shall do, execute, acknowledge and deliver any and all certificates, assurances and other instruments as Lender may reasonably require from time to time in order: (a) to carry out more effectively the purposes of the Borrower Loan Documents; and (b) to better assure, convey, grant, assign, transfer, preserve, protect and confirm unto Lender the rights granted now or hereafter intended to be granted to Lender under any Borrower Loan Document or under any other instrument executed in connection with any Borrower Loan Document.

                                    ARTICLE V
                                    ---------

                         EVENTS OF DEFAULT AND REMEDIES

                  Section 5.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an event of default (each, an "Event of Default"):

                  (a) The Borrower shall fail to make (i) when due, whether by acceleration or otherwise, any payment of principal of or interest on the Revolving Note or (ii) within five (5) calendar days after same becomes due, any other Obligation required to be made to the Lender pursuant to this Agreement.

                  (b) Any representation or warranty made by Borrower in this Agreement or any other Borrower Loan Document or by any Borrower in any certificate, statement, report, or document herewith or hereafter furnished to the Lender pursuant to this Agreement or any other Borrower Loan Document shall prove to have been false or misleading in any material respect on the date as of which the facts set forth are stated or certified.

                  (c) Borrower shall fail to comply with any other agreement, covenant, condition, provision or term contained in this Agreement (other than those hereinabove set forth in this Section 5.1) and such failure to comply shall continue for thirty (30) calendar days after whichever of the following dates is the earliest: (i) the date Borrower gives notice of such failure to the Lender or (ii) the date the Lender gives notice of such failure to Borrower.

                  (d) Borrower shall become insolvent or shall generally not pay its debts as they mature or shall apply for, shall consent to, or shall acquiesce in the appointment of a custodian, trustee or receiver of Borrower or for a substantial part of the property thereof or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall be appointed for Borrower or for a substantial part of the property thereof and shall not be discharged within 90 days, or Borrower shall make an assignment for the benefit of creditors.

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                  (e) Any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law shall be instituted by or against Borrower, and, if instituted against Borrower, shall have been consented to or acquiesced in by Borrower, or shall remain undismissed for 90 days, or any order for relief shall have been entered against Borrower.

                  Section 5.2 REMEDIES. If (a) any Event of Default described in Sections 5.1(d) or (e) shall occur with respect to Borrower, the Revolving Commitment shall automatically terminate and the Revolving Note and all other Obligations shall automatically become immediately due and payable; or (b) any other Event of Default shall occur and be continuing, then the Lender may (i) declare the Revolving Commitment terminated, whereupon the Revolving Commitment shall terminate, and (ii) declare the outstanding unpaid principal balance of the Revolving Note, the accrued and unpaid interest thereon and all other Obligations to be forthwith due and payable, whereupon the Revolving Note, all accrued and unpaid interest thereon and all such Obligations shall immediately become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Revolving Note to the contrary notwithstanding. Upon the occurrence of any of the events described in clauses (a) or (b) of the preceding sentence, the Lender may exercise all rights and remedies under any of the Borrower Loan Documents, and enforce all rights and remedies under any applicable law.

                                   ARTICLE VI
                                   ----------

                                  MISCELLANEOUS

                  Section 6.1 MODIFICATIONS. Notwithstanding any provisions to the contrary herein, any term or condition of this Agreement may be amended with the written consent of the Borrower; provided that no amendment, modification or waiver of any provision of this Agreement or consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

                  Section 6.2 EXPENSES. Whether or not the transactions contemplated hereby are consummated, the Borrower agrees to reimburse the Lender upon demand for all reasonable out-of-pocket expenses paid or incurred by the Lender (including fees and expenses of counsel to the Lender) in connection with the negotiation, preparation, approval, review, execution, delivery, administration, amendment, modification and interpretation of this Agreement and the other Borrower Loan Documents. The

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Borrower shall also reimburse the Lender upon demand for all reasonable out-of-pocket expenses (including expenses of legal counsel) paid or incurred by the Lender in connection with the collection and enforcement of this Agreement and any other Borrower Loan Document following a default hereunder by Borrower. The Borrower shall also reimburse the Lender upon demand for all fees, costs and expenses, of whatever nature, paid or incurred by Lender under the First Bank Credit Agreement. The obligations of the Borrower under this Section shall survive any termination of this Agreement.

                  Section 6.3 WAIVERS, ETC. No failure on the part of the Lender or the holder of the Revolving Note to exercise and no delay in exercising any power or right hereunder or under any other Borrower Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The remedies herein and in the other Borrower Loan Documents provided are cumulative and not exclusive of any remedies provided by law.

                  Section 6.4 NOTICES. Except when telephonic notice is expressly authorized by this Agreement, any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, telegram, telex, facsimile transmission, overnight courier or United States mail (postage prepaid), registered or certified, return receipt requested, addressed to such party at the address specified to the other party hereto in writing, in accordance with this Section 6.4 (and, in the case of any such notice or other communication by telegram, telex or facsimile transmission, a "hard" copy of same shall also be sent by manual delivery, overnight courier or United States mail (postage prepaid), registered or certified, return receipt requested). All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram, telex or facsimile transmission, from the first Business Day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed.

                  Section 6.5 TAXES. The Borrower agrees to pay, and save the Lender harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Agreement or the issuance of the Revolving Note, which obligation of the Borrower shall survive the termination of this Agreement.

                  Section 6.6 SUCCESSORS AND ASSIGNS; DISPOSITION OF LOANS; TRANSFEREES. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns, except that Borrower may not assign its rights or delegate its obligations

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hereunder or under any other Borrower Loan Document without the prior written consent of the Lender.

                  Section 6.7 GOVERNING LAW AND CONSTRUCTION. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT AND THE REVOLVING NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF OHIO, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPALS THEREOF. Whenever possible, each provision of this Agreement and the other Borrower Loan Documents and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Agreement, the other Borrower Loan Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, the other Borrower Loan Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto.

                  Section 6.8 CONSENT TO JURISDICTION. AT THE OPTION OF THE LENDER, THIS AGREEMENT AND THE OTHER BORROWER LOAN DOCUMENTS MAY BE ENFORCED IN ANY FEDERAL COURT OR OHIO STATE COURT SITTING IN CLEVELAND, CUYAHOGA COUNTY, OHIO; AND BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THEN LENDER AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

                  Section 6.9 WAIVER OF JURY TRIAL. BORROWER AND LENDER IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER BORROWER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  Section 6.10 SURVIVAL OF AGREEMENT. All representations, warranties, covenants and agreement made by Borrower herein or in the other Borrower Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Borrower Loan Document shall be deemed to have been relied upon by the Lender and shall survive the making of the Revolving Loan by the Lender and the execution and delivery to Lender by Borrower of the Revolving Note, regardless of any investigation made by or on behalf of the Lender, and shall continue in full

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force and effect as long as any Obligation is outstanding and unpaid and so long as the Revolving Commitment has not been terminated; provided, however, that the obligations of the Borrower under Sections 6.2, 6.5 and 6.11 shall survive payment in full of the Obligations and the termination of the Revolving Commitment.

                  Section 6.11 INDEMNIFICATION. The Borrower hereby agrees to defend, protect, indemnify and hold harmless the Lender and the employees and agents of the Lender (each of the foregoing being an "Indemnitee" and all of the foregoing being collectively the "Indemnitees") from and against any and all claims, actions, damages, liabilities, judgments, costs and expenses (including all reasonable fees and disbursements of counsel which may be incurred in the investigation or defense of any matter) imposed upon, incurred by or asserted against any Indemnitee, whether direct, indirect or consequential and whether based on any federal, state, local or foreign laws or regulations (including securities laws, environmental laws, commercial laws and regulations), under common law or on equitable cause, or on contract or otherwise:

                  (a) by reason of, relating to or in connection with the execution, delivery, performance or enforcement of any Borrower Loan Document, any commitments relating thereto, or any transaction contemplated by any Borrower Loan Document; or

                  (b) by reason of, relating to or in connection with any credit extended or used under the Borrower Loan Documents or any act done or omitted by any Person, or the exercise of any rights or remedies thereunder;

provided, however, that Borrower shall not be liable to any Indemnitee for any portion of such claims, damages, liabilities and expenses resulting from such Indemnitee's gross negligence or willful misconduct. In the event this indemnity is unenforceable as a matter of law as to a particular matter or consequence referred to herein, it shall be enforceable to the full extent permitted by law as to any other matter or consequence referred to in this Agreement.

                  This indemnification applies, without limitation, to any act, omission, event or circumstance existing or occurring on or prior to the later of the Termination Date or the date of payment in full of the Obligations, including specifically Obligations arising under clause (b) of this Section. The indemnification provisions set forth above shall be in addition to any liability the Borrower may otherwise have under this Agreement or any other Borrower Loan Document. Without prejudice to the survival of any other obligation of the Borrower hereunder the indemnities and obligations of the Borrower contained in this Section shall survive for a period of five (5) years following

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



the payment in full of the Obligations, except that any claim by any Indemnitee which has been asserted and as to which the Borrower has been notified prior to the expiration of such five-year period shall survive until such claim is settled or adjudicated or otherwise disposed of.

                  Section 6.12 CAPTIONS. The captions or headings herein are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement.

                  Section 6.13 ENTIRE AGREEMENT. This Agreement and the other Borrower Loan Documents embody the entire agreement and understanding between the Borrower and the Lender with respect to the subject matter hereof and thereof. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Nothing contained in this Agreement or in any other Borrower Loan Document, expressed or implied, is intended to confer upon any Persons other than the parties hereto any rights, remedies, obligations or liabilities hereunder or thereunder.

                  Section 6.14 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

                  Section 6.15 BORROWER ACKNOWLEDGMENT. Borrower acknowledges that Lender is subject to the terms, conditions and limitations of the First Bank Credit Agreement. Borrower agrees that to the extent that any of such provisions adversely affect Lender's ability (i) to perform hereunder (including, without limitation, by increasing the cost to Lender of making Revolving Loans) or (ii) to make Revolving Loans hereunder, Lender shall be released from such performance (including, without limitation, its obligation to make Revolving Loans) without incurring liability to Borrower hereunder. Further, upon the termination of the First Bank Credit Agreement or the ability of Lender to obtain loans thereunder, for any reason whatsoever, the obligation of Lender to make Revolving Loans hereunder shall terminate.

                  Section 6.16 PERSONAL LIABILITY. Notwithstanding anything herein contained to the contrary, Lender agrees to look solely to the trust estate of any trust which is or becomes a Borrower hereunder for redress in the event of any action or claims against such trust arising under this Agreement, regardless of whether such Borrower has any personal liability hereunder, and no trustee, co-trustee or successor trustee shall have any personal liability under this Agreement. No member of Borrower shall be personally liable for the repayment of any costs or expenses under this Agreement or for principal or interest under the Revolving Note.

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




                                   ARTICLE VII
                                   -----------

                                   DEFINITIONS

                  Section 7.1 DEFINED TERMS. As used in this Agreement the following terms shall have the following respective meanings (and such meanings shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):

         "BORROWER LOAN DOCUMENTS": This Agreement, the Revolving Note and any other agreement or instrument executed in connection with the transactions contemplated by this Agreement.

         "BUSINESS DAY": Any day (other than a Saturday, Sunday or legal holiday in the State of Minnesota) on which national banks are not authorized or required to close for business in Minneapolis, Minnesota.

         "FIRST BANK CREDIT AGREEMENT" The Credit Agreement, dated July 31, 1996, among Richard E. Jacobs, Richard E. Jacobs, as Grantor and Trustee of the Richard E. Jacobs Revocable Living Trust under Agreement dated April 23, 1987, as amended by Modifications to said Trust dated February 16, 1988, January 23, 1992, June 29, 1992 and Restatement of Trust dated August 1, 1994, Jacobs Realty Investors Limited Partnership and First Bank National Association.

         "OBLIGATIONS": The Borrower's obligations in respect of the due and punctual payment of principal of and interest on the Revolving Note when and as due, whether by acceleration or otherwise and all fees, expenses, indemnities, reimbursements and other obligations of the Borrower under this Agreement or any other Borrower Loan Document, in all cases whether now existing or hereafter arising or incurred.

         "PERSON": Any natural person, corporation, partnership, limited partnership, limited liability company, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

         "REVOLVING COMMITMENT": As defined in Section 1.1.

         "REVOLVING COMMITMENT AMOUNT": Initially $30,000,000 but as the same may be reduced from time to time pursuant to Section 1.1(a).

         "REVOLVING COMMITMENT ENDING DATE": July 31, 1999, or, if Richard E. Jacobs dies prior to July 31, 1999, the date of his death.

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



         "REVOLVING LOAN": As defined in Section 1.1.

         "REVOLVING LOAN DATE": The date of the making of any Revolving Loan hereunder.

         "REVOLVING LOAN SCHEDULE": As defined in Section 1.1(e)(ii).

         "REVOLVING NOTE" A promissory note of the Borrower in the form of Exhibit A hereto.

         "TERMINATION DATE": The earliest of (a) the Revolving Commitment Ending Date, (b) the date on which the Revolving Commitment is terminated pursuant to
Section 5.2 hereof, (c) the date on which the Revolving Commitment Amount is reduced to zero pursuant to Section 1.1(a) hereof or (d) the date on which the First Bank Credit Agreement is terminated or the date the lender thereunder is no longer obligated to make revolving loans thereunder.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                    LENDER:

                              /s/ RICHARD E. JACOBS
                              ---------------------
                              Richard E. Jacobs

                              BORROWER:

                              DIVERSIFIED OPPORTUNITIES GROUP, LTD.

                                     By:  Jacobs Entertainment Ltd.

                                     By /s/ JEFFREY P. JACOBS
                                        -------------------------
                                     Title:  President

                                     And By:  The Opportunities Trust

                                           By /s/ JEFFREY P. JACOBS
                                              -------------------------
                                              Jeffrey P. Jacobs, Trustee

                                           And By /s/ GARY L. BRYENTON
                                                  -------------------------
                                                  Gary L. Bryenton, Trustee

                                    EXHIBIT A

                                 REVOLVING NOTE

$30,000,000

                                                                  July 31, 1996
                                                                 Cleveland, Ohio

                  FOR VALUE RECEIVED, the undersigned, Diversified Opportunities Group Ltd., an Ohio limited liability company (the "Borrower"), promises to pay to the order of RICHARD E. JACOBS, an individual (the "Lender"), at 25425 Center Ridge Road, Cleveland, Ohio 44145, in lawful money of the United States of America in immediately available funds, the principal amount of THIRTY MILLION AND NO/100 DOLLARS ($30,000,000) or, if less, the aggregate principal amount of all advances (each, an "Advance" and, collectively, the "Advances") made hereunder at the times set forth in the Credit Agreement, of even date herewith, by and between Richard E. Jacobs and Borrower (the "Credit Agreement"), and to pay interest (computed on the basis of actual days elapsed and a year of 360 days) in like funds on the unpaid principal amount hereof from time to time outstanding at the rates and times set forth in the Credit Agreement, provided that in any event the entire unpaid principal balance hereof, together with all accrued and unpaid interest hereon, if not sooner paid, shall be due and payable in full on the Maturity Date (as defined in the Credit Agreement).

                  This note is the Revolving Note referred to in the Credit Agreement. This note is subject to certain permissive prepayments upon the terms provided in the Credit Agreement.

                  Lender shall enter in his records the amount of each Advance made and the payments made thereon, and Lender is authorized by Borrower to enter on a schedule attached to this Revolving Note a record of such Advances and payments; provided, however that the failure by Lender to make any such entry or any error in making such entry shall not limit or otherwise affect the obligation of the Borrower hereunder, and, in all events, the principal amounts owning by Borrower in respect of this Revolving Note shall be the aggregate amount of all Advances made by Lender less all payments of principal thereof made by the Borrower. Upon request of Borrower, Lender shall provide Borrower a copy of a schedule on which is set forth Lender's record of such Advances and payments.

                  Upon the occurrence of any one or more or the following events the Lender's obligations to make Advances under the Credit Agreement shall automatically terminate and this Revolving Note shall automatically become immediately due and payable without any further action on the part of Lender:

                  (a) Borrower shall become insolvent or shall generally not pay Borrower's debts as they mature or shall apply for, shall consent to, or shall acquiesce in the appointment of a custodian, trustee or receiver for Borrower or for a substantial part of Borrower's property or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall be appointed for Borrower or for a substantial part of Borrower's property and shall not be discharged within 90 days, or Borrower shall make an assignment for the benefit of creditors; or

                  (b) Any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law shall be instituted by or against Borrower, and, if instituted against Borrower, shall have been consented to or acquiesced in by Borrower, or shall remain undismissed for 90 days, or an order for relief shall have been entered against Borrower.

                   Borrower shall pay all costs and expenses, including reasonable attorneys' fees, incurred by Lender in connection with the enforcement of Lender's rights hereunder or under the Credit Agreement or in connection with the collection of this Revolving Note or any Advances made hereunder.

                  The undersigned waives presentment, notice of nonpayment, protest, notice of protest, notice of default and notice of dishonor.

                  THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF OHIO WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

                            BORROWER:

                            DIVERSIFIED OPPORTUNITIES GROUP, LTD.

                                 By:  Jacobs Entertainment Ltd.

                                 By____________________________
                                 Title:________________________

                                 And By:  The Opportunities Trust

                                          By____________________________
                                            Jeffrey P. Jacobs, Trustee

                                          And By________________________
                                                   Gary L. Bryenton, Trustee